Exhibit 99.1

Richard J. Salute Appointed to the Board of Directors of Newtek Business Services Corp.

NEW YORK, April 13, 2015 /PRNewswire/ — Newtek Business Services Corp., (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced the appointment of Richard J. Salute, CPA, as an independent director to Newtek’s board of directors (the “Board”), effective immediately. A veteran accounting and audit executive, with over 40 years’ of experience, Mr. Salute will replace David Beck on the Board and will serve as Chairman of the Audit Committee. Mr. Beck is retiring at the age of 72 after 12 years of service on Newtek’s Board.

Mr. Salute served as a Managing Partner of the Long Island office of CohnReznick, where he was the Capital Markets and SEC Practice Director until his retirement in April of 2012. Additionally, during his tenure at CohnReznick, he was the engagement partner on Newtek’s account for approximately 5 years through 2010. Prior to CohnReznick, Mr. Salute spent nearly 30 years at Arthur Anderson, a global accounting firm, managing complex audits for medium- and large-sized public and private companies, and was responsible for providing his clients with strategic planning services as well as consultation in areas of corporate finance, mergers and acquisitions and process evaluation. Throughout his career, Mr. Salute has been the key accounting and finance professional in numerous initial public offerings and had an integral role in raising capital in the public markets for many of his clients. During his career, he has represented a multitude of publicly traded clients.

Barry Sloane, President, Chairman and Chief Executive Officer of Newtek Business Services Corp. said, “We are extremely pleased to welcome Richard Salute to our Board. We are constantly positioning our organization to be a significantly larger and better-positioned BDC. We believe the addition of Richard to our Board and as the Chairman of our Audit Committee will help us accomplish these objectives. His experience as an audit partner at major accounting firms as well as his experience as Newtek’s audit partner for 5 years, through 2010, will make a meaningful contribution as we continue our transformation and growth as a BDC. With his vast amount of relationships across the Tri-state area and the Northeast, we look forward to him expanding our introductions to market participants and supporting the development and growth of our business.”

Mr. Salute is a Certified Public Accountant and earned a Bachelor’s degree in Accounting from Adelphi University. He was also an instructor for Adelphi University’s MBA program. He is a member of the American Institute of Certified Public Accountants and The New York Society of Certified Public Accountants.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trademark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future may be “forward-looking statements.” All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through www.sec.gov

For more information, please visit the following websites:

www.thesba.com

Contacts:

Newtek Business Services Corp.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

FROM:

Newtek Business Services Corp.

http://www.thesba.com

Investor Relations

Contact: Jayne Cavuoto

Telephone: (212) 273-8179 / jcavuoto@thesba.com

Public Relations

Contact: Simrita Singh

Telephone: (212) 356-9566 / ssingh@thesba.com